Exhibit 10.9
SHOULDER INNOVATIONS, INC.
AMENDED AND RESTATED STOCK OPTION PLAN
1.    PURPOSES OF THIS PLAN. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide an additional incentive to Employees and other personnel and to promote the success of the Company’s business.
2.    DEFINITIONS. As used herein, the following definitions shall apply:
(a)    “Administrator” means, in accordance with Section 4, the Board, unless the Board delegates this authority to a Committee.
(b)    “Applicable Laws” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Change in Control” means and includes each of the following:
(i)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (1) and (2) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(ii)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(1)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(2)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Option (or portion of any Option) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Option (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Option (or portion thereof) if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “Committee” means a committee of Directors or other individuals appointed by the Board in accordance with Applicable Laws and Section 4.
(g)    “Common Stock” means the Common Stock of the Company.
(h)    “Company” means Shoulder Innovations, Inc., a Delaware corporation, including any and all related entities as such is determined under Code Section 414.
(i)    “Director” means a Board member.
(j)    “Disability” occurs when an Employee or other individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
(k)    “Employee” means any person, including officers, employed by the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the day of determination or, if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator, in accordance with Applicable Laws.
(n)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.
(o)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(p)    “Option” means a stock option granted pursuant to this Plan.
(q)    “Option Award Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Award Agreement is subject to the terms and conditions of this Plan.
(r)    “Optioned Stock” means the Common Stock subject to an Option.
(s)    “Optionee” means the holder of an outstanding Option granted under this Plan.
(t)    “Plan” means this Shoulder Innovations, Inc. Amended and Restated Stock Option Plan, as the same may be amended, restated or amended and restated from time to time.
(u)    “Securities Act” means the Securities Act of 1933, as amended.
(v)    “Share” means a share of Common Stock, as adjusted in accordance with Section 12.
3.    STOCK SUBJECT TO THIS PLAN.
(a)    Subject to Section 12 of this Plan, the maximum aggregate number of Shares that may be subject to Option under this Plan is [__________] Shares, of which the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be [__________] Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.1
1 NTD: Share reserve and ISO reserve to be updated to reflect stock split, once determined.

(b)    If an Option expires or becomes unexercisable without having been exercised in full, the unexercised Shares that were subject thereto shall become available for future grants under this Plan (unless this Plan has terminated). However, Shares that have actually been issued under this Plan, upon exercise of an Option, shall not be returned to this Plan and shall not become available for future distribution under this Plan.
4.    ADMINISTRATION OF THIS PLAN.
(a)    Administrator. The Administrator shall be the Board and/or a Committee, if the Board delegates some or all of its responsibilities to a Committee.
(b)    Powers of the Administrator. The Administrator shall have the authority in its discretion:
(i)    to determine the Fair Market Value of Common Stock;
(ii)    to select the Employees and other individuals to whom Options may from time to time be granted hereunder;
(iii)    to determine the number of Shares to be covered by each such award granted hereunder;
(iv)    to approve forms of agreement for use under this Plan;
(v)    to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine. Notwithstanding the foregoing or anything in the Plan to the contrary, the Board may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price per share that is less than the exercise price per share of the original Options;
(vi)    to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(vii)    to allow Optionees, to the extent permitted by Applicable Laws, to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(viii)    to amend the terms of any one (1) or more Options without the affected Employee’s consent if necessary to maintain the status of such Option as an Incentive Stock Option or, if necessary, to bring an Option into compliance with Code Section 409A and the related guidance thereunder; and

(ix)    to construe and interpret the terms of this Plan and any Options granted thereunder.
(c)    Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all parties, including Optionees.
5.    ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees and other individuals selected by the Administrator.
6.    LIMITATIONS.
(a)    Incentive Stock Option Limit. Each Option shall be designated in the Option Award Agreement as either an Incentive Stock Option or Nonstatutory Stock Option. However, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
(b)    At-Will Relationship. Neither this Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship with the Company (as an Employee, agent, service provider or otherwise), nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.
7.    TERM OF PLAN. This Plan (as amended and restated) shall become effective upon its adoption by the Board and shall terminate automatically upon the effectiveness of the Company’s 2025 Incentive Award Plan (the “2025 Plan”). No Options may be granted under the Plan after the termination of the Plan. However, any Options that, by their terms, remain outstanding as of the termination of the Plan shall remain outstanding and in full force and effect, and the terms and conditions of the Plan shall survive its termination and continue to apply to any such Options.
8.    TERM OF OPTION. The term of each Option shall be stated in the Option Award Agreement; provided, however, that the term of each Option shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Award Agreement.
9.    OPTION EXERCISE PRICE AND CONSIDERATION.
(a)    Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as determined by the Administrator and stated in the Option Award Agreement, but shall be subject to the following:
(i)    In the case of an Incentive Stock Option:
(1)    If granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(2)    If granted to an Employee not referenced in subsection (1) above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(b)    Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator at the time of grant. Such consideration may, in the Administrator’s discretion, consist of, without limitation, (1) cash, (2) check, (3) bank draft or money order payable to the Company, (4) any other method acceptable to the Administrator, or (5) any combination of the foregoing methods of payment. In making its determination as to the acceptable types of consideration, the Administrator shall ensure that the consideration is consistent with Applicable Laws.
10.    EXERCISE OF OPTION.
(a)    Procedure for Exercise; Rights as a Stockholder.
(i)    Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in an Option Award Agreement. An Option may not be exercised for a fraction of a Share.
(ii)    An Option shall be deemed exercised when the Company receives (i) written notice of exercise (in accordance with the Option Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of this Plan.
(iii)    Exercise of an Option shall result in a decrease in the number of Shares thereafter available under this Plan by the number of Shares as to which the Option is exercised.
(b)    Termination of Relationship. If an Optionee ceases to be an Employee or ceases to have a service provider relationship with the Company (as determined by the Company), such Optionee may exercise his or her Option within one (1) month of such termination, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Award Agreement). If, on the date of the termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to this Plan; provided, however, that if the date of termination occurs after this Plan terminates then such Shares shall revert to the 2025 Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to this Plan; provided, however, that if the Option terminates after this Plan terminates then such Shares shall revert to the 2025 Plan.
(c)    Disability of Optionee. If an Optionee ceases to be an Employee or ceases to have a service provider relationship with the Company (as determined by the Company) as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within one (1) month of such termination, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Award Agreement). If, on the date of termination, the Optionee is not vested as to his or her or its entire Option, the Shares covered by the unvested portion of the Option shall revert to this Plan; provided, however, that if the date of termination occurs after this Plan terminates then such Shares shall revert to the 2025 Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to this Plan; provided, however, that if the Option terminates after this Plan terminates then such Shares shall revert to the 2025 Plan.
(d)    Death of Optionee. If an Optionee dies while an Employee or while providing services to the Company (as determined by the Company), the Option may be exercised within one (1) month following Optionee’s death, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Award Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to this Plan; provided, however, that if the date of termination occurs after this Plan terminates then such Shares shall revert to the 2025 Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to this Plan; provided, however, that if the Option terminates after this Plan terminates then such Shares shall revert to the 2025 Plan.
11.    LIMITED TRANSFERABILITY. Unless determined otherwise in writing by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee.
12.    ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under this Plan and/or the number, class, and price of Shares covered by each outstanding Option.
(b)    Dissolution or Liquidation. To the extent permitted by Applicable Law, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each

Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
(c)    Merger or Change in Control. In the event of a merger of the Company with or into another entity, or a Change in Control, it is intended that each outstanding Option shall be assumed or an equivalent option substituted by the successor entity (or, a parent or subsidiary of the successor entity). In the event that the successor entity in a merger or Change in Control refuses to assume or substitute for the Option, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing that this Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or Change in Control, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock (or its equivalent in an entity that is not a corporation) of the successor entity (or, a parent or subsidiary of the successor entity), the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock (or its equivalent in an entity that is not a corporation) of the successor entity (or, a parent or subsidiary of the successor entity) equal in fair market value to the per share consideration received by holders of common stock (or its equivalent in an entity that is not a corporation) in the merger or Change in Control.
13.    TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such later date as is determined by the Administrator. Notice of the determination shall be given to each Employee or other individual to whom an Option is so granted within a reasonable time after the date of such grant.
14.    AMENDMENT AND TERMINATION OF THIS PLAN.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
(b)    Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment or termination to the extent necessary and desirable to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of this Plan shall impair the rights of any Optionee as to Options already granted, unless mutually agreed otherwise between the Optionee and the Board which agreement must be in writing and signed by the Optionee and an authorized delegate of the Board. Notwithstanding the immediately preceding sentence, this Plan may be unilaterally amended, altered, suspended or terminated by the Board to the extent necessary to comply with Applicable Laws. Termination of this Plan shall not affect the

Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.
(d)    Code Section 409A. To the extent that the Board determines that any Option granted under this Plan is subject to Code Section 409A, the corresponding Option Award Agreement evidencing such Option shall incorporate the terms and conditions necessary to avoid the tax, interest and penalty consequences described in Code Section 409A. To the extent applicable, this Plan and all Option Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date of this Plan, the Board determines that any Option may be subject to Code Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Plan), the Board may unilaterally adopt such amendments to this Plan and the applicable Option Award Agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt such Options from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to each such Option, or (2) comply with the requirements of Code Section 409A and related Department of Treasury guidance.
15.    CONDITIONS UPON ISSUANCE OF SHARES.
(a)    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with Applicable Laws, subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.    INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
17.    RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.
18.    [RESERVED].
19.    RIGHT OF FIRST REFUSAL. The Company’s Right of First Refusal (as defined in the applicable Option Award Agreement) shall terminate in connection with the termination of the Plan.
20.    LIMITATIONS ON LIABILITY. Notwithstanding any other provisions of the Plan, and to the fullest extent permitted by Applicable Laws and the Company’s certificate of incorporation and bylaws, (a) no individual acting as a director, officer, other employee or agent of the Company or a subsidiary will be liable to any Optionee, former Optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any subsidiary and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

COMPANY:

Shoulder Innovations, Inc.

By:	[___________________]
Name:	[___________________]
Title:	[___________________]

Date:	[___________________]